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                                                                     EXHIBIT 5.1

                                 Latham & Watkins
   BOSTON                        ATTORNEYS AT LAW                  NEW YORK
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  CHICAGO                                                      NORTHERN VIRGINIA

 FRANKFURT                       -----------------               ORANGE COUNTY

  HAMBURG                                                          SAN DIEGO

 HONG KONG                                                       SAN FRANCISCO

   LONDON                                                       SILICON VALLEY

LOS ANGELES                                                       SINGAPORE

   MOSCOW                                                           TOKYO

 NEW JERSEY                                                     WASHINGTON, D.C.

                                  May 15, 2001

NeoTherapeutics, Inc.
157 Technology Drive
Irvine, California 92612

     Re: Registration of 900,000 shares of common stock, par value $.001 per share, of NeoTherapeutics, Inc., pursuant to a Registration Statement on Form S-3

Ladies and Gentlemen:

     In connection with the registration for resale of 900,000 shares of common stock, par value $.001 per share, of NeoTherapeutics, Inc., a Delaware corporation (the "Company"), under the Securities Act of 1933, as amended, on Form S-3 (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below. The shares being registered for resale include 900,000 shares of common stock issued upon exercise of adjustable warrants issued to Montrose Investments Ltd. and Strong River Investments. Inc. (the "Investors") pursuant to a Securities Purchase Agreement dated September 29, 2000 (the "Securities Purchase Agreement") and amended by a Letter Agreement dated April 17, 2001 (the "Letter Agreement") by and between the Company and the Investors (the "Shares").

     We have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies. As to facts material to the opinions, statements and assumptions expressed herein, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company and others. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary.

     We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any other local agencies within the state.

     Subject to the foregoing, it is our opinion that the Shares have been duly authorized and validly issued and are fully paid and nonassessable.

     This opinion is rendered only to the Company and is solely for the benefit of the Company in connection with the transaction covered hereby. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to or relied upon, by any other person, firm or corporation for any purpose, without our prior written consent.

     We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Validity of Common Stock."

                                                Very truly yours,

                                                /s/ Latham & Watkins

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